The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated March 11, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

 Linked to the lowest performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as a “Fund”)

 Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the fund closing price of the lowest performing Fund on the relevant call date. The lowest performing Fund on any call date is the Fund that has the lowest fund closing price on that call date as a percentage of its starting price

 Automatic Call. If the fund closing price of the lowest performing Fund on any call date is greater than or equal to its starting price, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least approximately 18.50% per annum (to be determined on the pricing date). Please see "Terms of the Securities — Call Dates and Call Premiums" below for the call dates and call premiums.

 Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the fund closing price of the lowest performing Fund on the final calculation day as follows:

 If the fund closing price of the lowest performing Fund on the final calculation day is less than its starting price, but greater than or equal to its threshold price, you will receive the face amount of your securities

 If the fund closing price of the lowest performing Fund on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Fund on the final calculation day from its starting price, and you will lose more than 40%, and possibly all, of the face amount of your securities

 The threshold price for each Fund is 60% of its starting price

 Investors may lose a significant portion, or all, of the face amount

 Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each call date. You will not benefit in any way from the performance of a better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably

 Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the lowest performing Fund on the applicable call date exceeds its starting price by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of any Fund beyond the applicable fixed call premium

 All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

 No periodic interest payments or dividends on any securities included in any Fund

 No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $880.00 (88.000%) and $903.73 (90.373%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$25.75	$974.25
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $25.75 (2.575%) per security. WFS may provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as a “Fund,” and collectively as the “Funds”).

Fund Underlying Indices

With respect to the State Street® Financial Select Sector SPDR® ETF: the Financial Select Sector Index
With respect to the State Street® Technology Select Sector SPDR® ETF: the Technology Select Sector Index
With respect to the State Street® Utilities Select Sector SPDR® ETF: the Utilities Select Sector Index

Pricing Date*:	March 24, 2026.
Issue Date*:	March 27, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the fund closing price of the lowest performing Fund on any call date is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the lowest performing Fund on the applicable call date exceeds its starting price by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of any Fund beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates* and Call Premiums:

The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least approximately 18.50% per annum (to be determined on the pricing date).

The actual call premium and payment per security upon an automatic call that is applicable to each call date will be determined on the pricing date and will be at least the minimum specified in the table below.

	Call Date	Call Premium	Payment per Security upon an Automatic Call
	March 29, 2027	At least 18.50%	At least $1,185.00
	June 28, 2027	At least 23.125%	At least $1,231.25
	September 27, 2027	At least 27.75%	At least $1,277.50
	December 27, 2027	At least 32.375%	At least $1,323.75
	March 27, 2028	At least 37.00%	At least $1,370.00
	June 27, 2028	At least 41.625%	At least $1,416.25
	September 27, 2028	At least 46.25%	At least $1,462.50
	December 27, 2028	At least 50.875%	At least $1,508.75
	March 26, 2029	At least 55.50%	At least $1,555.00
We refer to March 26, 2029 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:

Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date*:	March 29, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

• if the ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than or equal to its threshold price: $1,000; or

• if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Lowest Performing Fund:	For any call date, the “lowest performing Fund” will be the Fund with the lowest performance factor on that call date.
Performance Factor:	With respect to a Fund on any call date, its fund closing price on such call date divided by its starting price (expressed as a percentage).
Fund Closing Price:

With respect to each Fund, fund closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the State Street® Financial Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

With respect to the State Street® Technology Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

With respect to the State Street® Utilities Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Threshold Price:

With respect to the State Street® Financial Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

With respect to the State Street® Technology Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

With respect to the State Street® Utilities Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date and the final calculation day is a “calculation day”, and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax and estate considerations to a holder's ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $25.75 (2.575%) per security. WFS may provide selected dealers, which may include WFA, with a selling concession of up to $20.00 (2.00%)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HF66 / US06419HF661

* To the extent that we make any change to the expected pricing date or expected issue date, the call dates and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

￭believe that the fund closing price of the lowest performing Fund will be greater than or equal to its starting price on one of the call dates;

￭seek the potential for a fixed return if the lowest performing Fund has appreciated at all as of any of the call dates in lieu of full participation in any potential appreciation of any Fund;

￭are willing to accept the risk that, if the fund closing price of the lowest performing Fund is less than its starting price on each call date, they will not receive any positive return on their investment in the securities;

￭are willing to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

￭understand that the return on the securities will depend solely on the performance of the lowest performing Fund on each call date and that they will not benefit in any way from the performance of better performing Funds;

￭understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

￭understand and are willing to accept the full downside risks of each Fund;

￭are willing to forgo interest payments on the securities and dividends on the shares of any Fund and the securities held by any Fund; and

￭are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at stated maturity;

￭believe that the fund closing price of the lowest performing Fund will be less than its starting price on each call date;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the fund closing price of the lowest performing Fund is less than its starting price on each call date, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 40% from its starting price to its ending price;

￭are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

￭seek current income;

￭are unwilling to accept the risk of exposure to the Funds;

￭seek interest payments on the securities or exposure to the upside performance of any or each Fund beyond the applicable call premiums;

￭seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

￭are unwilling to accept the credit risk of the Bank; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled “State Street® Financial Select Sector SPDR® ETF”, “State Street® Technology Select Sector SPDR® ETF” and “State Street® Utilities Select Sector SPDR® ETF ” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the fund closing price of the lowest performing Fund on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Fund On The Final Calculation Day Is Less Than Its Threshold Price, You Will Lose More Than 40%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the fund closing price of the lowest performing Fund is less than its starting price on each call date, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Fund, resulting in a loss of 1% of the face amount for every 1% decline in the lowest performing Fund. The threshold price for each Fund is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, if the ending price of the lowest performing Fund on the final calculation day is less than the threshold price, you will lose more than 40%, and possibly all, of the face amount at stated maturity. This is the case even if the price of the lowest performing Fund is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities, will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating and term to maturity.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences”.

The Potential Return On The Securities Is Limited To The Call Premium And You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Fund.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of any Fund, and may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Fund. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each call date. Although it is necessary for each Fund to close above its starting price on the relevant call date in order for you to receive a call premium and above its respective threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of any better performing Fund(s) would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds represent a different equity market, such equity markets may not perform similarly over the term of the securities.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that the securities will not be automatically called and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Funds and the correlation between the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation between the Funds as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its starting price on each call date such that the securities will not be automatically called for the applicable call premium, and that the fund closing price of at least one Fund will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that the securities will not be automatically called and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any payment upon an automatic call and the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities is determined by reference to the Bank's internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Prices Of The Funds Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Funds or the securities held by the Funds. Changes in the prices of the Funds or the securities held by the Funds may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Funds over the full term of the security, (ii) volatility of the prices of the Funds and the market's perception of future volatility of the prices of the Funds, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities held by the Funds and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the Funds and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Risks Relating To The Funds

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Funds. Investing in the securities is not equivalent to investing in the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Funds or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

The Securities Are Subject To Risks Associated With The Sector Tracked By Each Fund.

Each of the Funds is comprised of the stocks of companies in a particular sector that are included in the S&P 500® Index, in each case as described elsewhere in this document. Because each Fund tracks the performance of companies in one particular sector of the economy, each Fund will be subject to risks associated with the relevant sector. The performance of companies in a particular sector of the economy will be influenced by many factors that interact in complex and unpredictable ways, including, without limitation, supply and demand for the products and services offered by such companies, industry competition, geopolitical events, public health conditions, interest rates and governmental action. Adverse developments in the sector tracked by a Fund may have a material adverse effect on the value of that Fund and, accordingly, on the value of the Securities. Because each Fund invests in securities issued by companies in only one sector of the company, each Fund may underperform alternative investments that are based on the performance of a more diversified group of assets.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.

A call date (including the final calculation day) will be postponed if the applicable originally scheduled call date is not a trading day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally scheduled call date and the originally scheduled call settlement date. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Fund. The hypothetical starting price of each Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	Call Date:	Call Premium*:
	1st call date	18.500%
	2nd call date	23.125%
	3rd call date	27.750%
	4th call date	32.375%
	5th call date	37.000%
	6th call date	41.625%
	7th call date	46.250%
	8th call date	50.875%
	9th call date	55.500%
	* In each case, based on the minimum call premiums as specified herein.
Hypothetical Starting Price:	For each Fund, $100.00
Hypothetical Threshold Price:	For each Fund, $60.00 (60% of its hypothetical starting price)

Hypothetical Payout Profile

Hypothetical Redemption Amount at Maturity
Lowest Performing Fund
First Call Date (Call Premium: 18.500%)
Fifth Call Date (Call Premium: 37.000%)
Ninth Call Date (Call Premium: 55.500%)
Ninth Call Date (Call Premium: 55.500%)
Fifth Call Date (Call Premium: 37.000%)
First Call Date (Call Premium: 18.500%)
40% Contingent Downside Protection
Security Return
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
Hypothetical Percentage Change in Fund Closing Price of the Lowest Performing Fund from Pricing Date to Applicable Call Date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,185.00	18.500%
2nd call date	$1,231.25	23.125%
3rd call date	$1,277.50	27.750%
4th call date	$1,323.75	32.375%
5th call date	$1,370.00	37.000%
6th call date	$1,416.25	41.625%
7th call date	$1,462.50	46.250%
8th call date	$1,508.75	50.875%
9th call date	$1,555.00	55.500%

If the securities are not automatically called:

Hypothetical performance factor of the lowest performing Fund on the final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
60.00%	$1,000.00	0.00%
59.00%	$590.00	-41.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the lowest performing Fund on the first call date is greater than its starting price, and the securities are automatically called on the first call date:

	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on first call date:	$185.00	$165.00	$150.00
Performance factor on first call date (fund closing price on first call date divided by its starting price):	185.00%	165.00%	150.00%

Step 1: Determine which Fund is the lowest performing Fund on the first call date.

In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest performance factor on the first call date and is, therefore, the lowest performing Fund on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical fund closing price of the lowest performing Fund on the first call date is greater than its hypothetical starting price, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 18.50% of the face amount. Even though the lowest performing Fund appreciated by 50.00% from its starting price to its fund closing price on the first call date in this example, your return is limited to the call premium of 18.50% that is applicable to such call date.

On the call settlement date, you would receive $1,185.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The fund closing price of the lowest performing Fund on the final calculation day is greater than its starting price, and the securities are automatically called on the final calculation day:

State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF

Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing prices on call dates prior to the final calculation day:	Various (all below starting price)	Various (all below starting price)	Various (all below starting price)
Hypothetical fund closing prices on final calculation day (i.e. the ending price):	$110.00	$107.00	$105.00
Performance factor on final calculation day (fund closing price divided by its starting price):	110.00%	107.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Utilities Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical fund closing price of the lowest performing Fund on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting price, the securities are not called prior to the final calculation day. Because the fund closing price of the lowest performing Fund on the final calculation day is greater than its starting price, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 55.50% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,555.00 per security.

Example 3. The securities are not automatically called. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its threshold price and the maturity payment amount is equal to the face amount:

	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing prices on call dates prior to the final calculation day:	Various (all below starting price)	Various (all below starting price)	Various (all above starting price)
Hypothetical ending price:	$110.00	$95.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor on final calculation day (fund closing price divided by its starting price):	110.00%	95.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Because the hypothetical fund closing price of the lowest performing Fund on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price, but greater than or equal to its hypothetical threshold price, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Example 4. The securities are not automatically called. The ending price of the lowest performing Fund on the final calculation day is less than its threshold price and the maturity payment amount is less than the face amount:

	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Utilities Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing prices on call dates prior to the final calculation day:	Various (all below starting price)	Various (all above starting price)	Various (all above starting price)
Hypothetical ending price:	$50.00	$110.00	$120.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Performance factor on final calculation day (fund closing price divided by its starting price):	50.00%	110.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Financial Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Because the hypothetical fund closing price of the lowest performing Fund on each call date (including the final calculation day) is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 50.00% = $500.00

On the stated maturity date, you would receive $500.00 per security, resulting in a loss of 50.00%. As this example illustrates, if any Fund depreciates below its threshold price on the final calculation day, you will incur a loss on the securities at maturity, even if the other Funds have appreciated or have not declined below their respective threshold prices.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

State Street® Financial Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Financial Select Sector SPDR® ETF (referred to in this section as the “XLF Fund”) and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc., the sponsor of the XLF Fund, and the sponsor of the Fund Underlying Index.

The XLF Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Financial Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the financial sector. The XLF Fund trades on the NYSE Arca under the ticker symbol “XLF”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLF Fund and the sponsor. Additional information regarding the XLF Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLF Fund in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the XLF Fund for the period from January 1, 2021 to March 10, 2026. The closing price of the XLF Fund on March 10, 2026 was $50.06. The historical performance of the XLF Fund should not be taken as an indication of the future performance of the XLF Fund during the term of the securities.

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We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLF Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLF Fund on any call date or its ending price. We cannot give you assurance that the performance of the XLF Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

State Street® Technology Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Technology Select Sector SPDR® ETF (referred to in this section as the “XLK Fund”) and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc., the sponsor of the XLK Fund, and the sponsor of the Fund Underlying Index.

The XLK Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the technology sector. The XLK Fund trades on the NYSE Arca under the ticker symbol “XLK”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLK Fund and the sponsor. Additional information regarding the XLK Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLK Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLK Fund for the period from January 1, 2021 to March 10, 2026. The closing price of the XLK Fund on March 10, 2026 was $139.76. The historical performance of the XLK Fund should not be taken as an indication of the future performance of the XLK Fund during the term of the securities.

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We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLK Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Fund on any call date or its ending price. We cannot give you assurance that the performance of the XLK Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

State Street® Utilities Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Utilities Select Sector SPDR® ETF (referred to in this section as the “XLU Fund”) and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc., the sponsor of the XLU Fund, and the sponsor of the Fund Underlying Index.

The XLU Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Utilities Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the utilities sector. The XLU Fund trades on the NYSE Arca under the ticker symbol “XLU”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLU Fund and the sponsor. Additional information regarding the XLU Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLU Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLU Fund for the period from January 1, 2021 to March 10, 2026. The closing price of the XLU Fund on March 10, 2026 was $46.56. The historical performance of the XLU Fund should not be taken as an indication of the future performance of the XLU Fund during the term of the securities.

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We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLU Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLU Fund on any call date or its ending price. We cannot give you assurance that the performance of the XLU Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Funds. If the securities are so treated, upon taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Subject to the constructive ownership rules of Section 1260 of the Code (discussed below), such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise should be short-term capital gain or loss).

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement. The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts,” such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Section 1260. Because the securities are linked to the shares of exchange traded funds, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® Fund, the State Street® Technology Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due March 29, 2029

Section 897. We will not attempt to ascertain whether any Fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Fund and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Funds, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Funds or the securities. If you enter, or have entered, into other transactions in respect of the Funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.